PROLOR BIOTECH INITIATES PHASE II CLINICAL TRIAL OF ITS LONGER-ACTING
VERSION OF HUMAN GROWTH HORMONE

Nes-Ziona, Israel– July 21, 2010 – PROLOR Biotech, Inc. (NYSE Amex: PBTH), a company developing next generation biobetter therapeutic proteins, today announced initiation of a Phase II clinical trial of hGH-CTP, the company’s proprietary biobetter version of human growth hormone (hGH).

PROLOR is developing hGH-CTP to provide growth hormone deficient adults and children with hGH therapy that requires only once-weekly or bi-monthly injections, rather than the multiple injections per week required by current hGH therapy.  The initiation of the Phase II clinical trial follows a successful Phase I clinical trial, which suggested, in addition to meeting all safety and tolerability endpoints, that hGH-CTP could potentially be effective when injected just twice per month.

“We are enthusiastic about the therapeutic potential of hGH-CTP based on its compelling preclinical and clinical safety and bioactivity data,” said Abraham Havron, Ph.D., CEO of PROLOR.  “Growth hormone therapy requires many years of daily injections.  For example, a 10-year old growth hormone-deficient child will be injected with hGH approximately 3,000 times by the age of 18, and a 30-year-old diagnosed with adult-onset growth hormone deficiency would require more than 16,000 injections by the age of 75.  We hope to offer these patients a better alternative by significantly reducing the number of injections required to treat their condition.”

ABOUT THE PHASE II HGH-CTP CLINICAL TRIAL
The hGH-CTP Phase II trial is a randomized, open-label, dose-finding study to evaluate the safety, tolerability, pharmacokinetics and pharmacodynamic properties of hGH-CTP injected either weekly or twice-monthly in patients with growth hormone deficiency who currently receive daily injections of growth hormone.  The trial will take place at up to 14 sites in six countries.

ABOUT PROLOR BIOTECH

PROLOR Biotech, Inc. is a biopharmaceutical company applying unique technologies, including its patented CTP technology, primarily to develop longer-acting, biobetter, proprietary versions of already-approved therapeutic proteins that currently generate billions of dollars in annual global sales.  The CTP technology is applicable to virtually all proteins, and PROLOR is currently developing long-acting versions of human growth hormone, which is in clinical development, and interferon beta, factor VII, factor IX and erythropoietin, which are in preclinical development, as well as GLP-1 and other therapeutic peptides.  For more information on PROLOR, visit www.prolor-biotech.com.

Safe Harbor Statement:  This press release contains forward-looking statements, which may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “would”, “intends,” “estimates,” “suggests” and other words of similar meaning, including statements regarding the results of current clinical studies and preclinical experiments and the effectiveness of PROLOR’s long-acting protein programs, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect PROLOR’s business and prospects, including the risks that PROLOR may not succeed in generating any revenues or developing any commercial products, including any long-acting versions of human growth hormone, erythropoietin, interferon beta, GLP-1 and other products; that the long-acting products in development may fail, may not achieve the expected results or effectiveness and/or may not generate data that would support the approval or marketing of these products for the indications being studied or for other indications; that ongoing studies may not continue to show substantial or any activity; that the actual dollar amount of any grants from Israel’s Office of the Chief Scientist is uncertain and is subject to policy changes of the Israeli government, and that such grants may be insufficient to assist with product development; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. The results of clinical trials in humans may produce results that differ significantly from the results of clinical and other trials in animals. The results of early-stage trials may differ significantly from the results of more developed, later-stage trials. The development of any products using the CTP platform technology could also be affected by a number of other factors, including unexpected safety, efficacy or manufacturing issues, additional time requirements for data analyses and decision making, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing and the impact of patents and other proprietary rights held by competitors and other third parties.  In addition to the risk factors described above, investors should consider the economic, competitive, governmental, technological and other factors discussed in PROLOR’s filings with the Securities and Exchange Commission.  The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements, except as required under applicable law.

PROLOR CONTACT:	MEDIA CONTACT:
Shai Novik, President	Barbara Lindheim
PROLOR Biotech, Inc.	GendeLLindheim BioCom Partners
Tel: +1 866 644-7811	+1 212 918-4650
Email: shai@prolor-biotech.com